Exhibit 10.4

Addendum No. 3 to the Master Supply Agreement Dated as of April 1, 2009

This Addendum No. 3 to the Master Supply Agreement dated as of April 1, 2009 (the “Third Addendum”) is effective as of April 1, 2011 (the “Third Addendum Effective Date”), by and between diaDexus, Inc. (“diaDexus”), and Berkeley HeartLab, Inc. (“Lab”).

WHEREAS, Lab and diaDexus are parties to that certain Master Supply Agreement dated April 1, 2009, as amended by Addendum No. 1 dated as of April 1, 2010 and Addendum No. 2 dated as of May 14, 2010 (collectively, the “Agreement”);

WHEREAS, the parties desire to amend such Agreement to extend the term of the Agreement.

NOW THEREFORE, in consideration of the agreements, mutual representations and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. All capitalized terms not defined herein shall have the meaning assigned to them in the Agreement.

2. Term. The first sentence of Section C of the Agreement is hereby deleted in its entirety and replaced with the following:

The term of the Agreement shall commence on April 1, 2009 and expire on September 30, 2011 (the “Term”), unless terminated earlier pursuant to Paragraph N or P.

3. Entire Agreement. In the event of any conflict between the terms and conditions of this Third Addendum and the Agreement, the terms and conditions of this Third Addendum shall control. Except as otherwise provided in the Third Addendum, the parties agree that all provisions of the Agreement are hereby ratified and agreed to be in full force and effect and are incorporated herein by reference. This Third Addendum and the Agreement (as amended hereby), including without limitation all Attachments hereto, contain the entire agreement among the parties relating to the subject matter herein and all prior proposals, discussions and writings by and among the parties and relating to the subject matter herein, whether written or oral, are superseded hereby and thereby. None of the terms of this Third Addendum shall be deemed to be amended unless such amendment is in writing, signed by all parties hereto, and recites specifically that it is an addendum to the terms of this Third Addendum.

IN WITNESS WHEREOF, the parties hereto have caused this Third Addendum to be executed by their fully authorized representatives.

diaDexus, Inc.:	Berkeley HeartLab, Inc.:

By: /s/ Patrick Plewman	By: /s/ Michael Mercer

Name: Patrick Plewman	Name: Michael Mercer

Title: CEO	Title: Senior Vice President

Date: 4/8/11	Date: Apr 7, 2011